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                                                                    Exhibit 1.01

                                 TERMS AGREEMENT

                                                 January 30, 2001



Salomon Smith Barney Holdings Inc.
388 Greenwich Street
New York, New York 10013

Attention:  Treasurer

Dear Sirs:

         We understand that Salomon Smith Barney Holdings Inc., a New York corporation (the "Company"), proposes to issue and sell $1,000,000,000 aggregate principal amount of its 6.50% Notes due February 15, 2008 (the "Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, we, as underwriters (the "Underwriters"), offer to purchase, severally and not jointly, the principal amount of the Securities as set forth opposite our respective names on the list attached hereto at 98.932% of the principal amount thereof. The Closing Date shall be February 6, 2001 at 9:00 a.m. at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York 10006.

         The Securities shall have the following terms:

         Title:                    6.50% Notes due February 15, 2008

         Maturity:                 February 15, 2008

         Interest Rate:            6.50% per annum

         Interest Payment
            Dates:                 February 15 and August 15, commencing August
                                   15, 2001

         Regular Record
            Dates:                 January 31 and July 31
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         Initial Price
          To Public:               99.332% of the principal amount thereof, plus
                                   accrued interest from February 6, 2001 to date of payment and delivery

         Redemption
          Provisions:              The Securities are not redeemable by the
                                   Company prior to maturity, except upon the occurrence of certain events involving United
                                   States taxation, as set forth in the
                                   Prospectus Supplement, dated January 30,
                                   2001, to the Prospectus, dated December 1,
                                   1997.

         Trustee:                  The Chase Manhattan Bank

         Indenture:                Indenture, dated as of January 18, 1994, as
                                   supplemented by a First Supplemental
                                   Indenture, dated as of November 28, 1997, as supplemented by a Second Supplemental
                                   Indenture, dated as of July 1, 1999


              All the provisions contained in the document entitled "Salomon Smith Barney Holdings Inc. - Debt Securities - Underwriting Agreement Basic Provisions" and dated December 1, 1997 (the "Basic Provisions"), a copy of which you have previously received, are, except as indicated below, herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Basic Provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.

              Basic Provisions varied with respect to this Terms Agreement:

(A) Notwithstanding the provisions set forth in Section 3 of the Basic Provisions, the Company and the Underwriters hereby agree that the Securities will be in the form of Book-Entry Notes and shall be delivered on February 6, 2001 against payment of the purchase price to the Company by wire transfer in immediately available funds to such accounts with such financial institutions as the Company may direct.

(B) Paragraph 4(j) of the Basic Provisions shall be amended and restated as follows: "The Company will not, without the consent of Salomon Smith Barney Inc., offer or sell, or publicly announce its intention to offer or sell, any debt securities denominated in the currency in which the Securities are denominated


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      having a maturity of more than one year (except under prior contractual commitments or pursuant to bank credit agreements) during the period beginning the date of the Terms Agreement and ending the business day following the Closing Date."

              The Underwriters hereby agree in connection with the underwriting of the Securities to comply with the requirements set forth in any applicable sections of Section 2720 to the By-Laws of the National Association of Securities Dealers, Inc.

              Each Underwriter further agrees and hereby represents that:

              - it has not offered or sold, and, prior to the expiration of the period of six months from the closing date for the issuance of the notes, will not offer or sell any notes to persons in the United Kingdom, except to those persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended;

              - it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom;

              - it has only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by it in connection with the issue or sale of the notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996, as amended, or is a person to whom the document may otherwise lawfully be issued or passed on;

              - it will not offer or sell any notes directly or indirectly in Japan or to, or for the benefit of, any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person except under circumstances which will result in compliance with all applicable laws, regulations and guidelines promulgated by the relevant governmental and regulatory authorities in effect at the relevant time. For purposes of this paragraph, "Japanese person" means any person resident in Japan, including any corporation or other entity organized under the laws of Japan;


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              -      it is aware of the fact that no German selling prospectus
                     (Verkaufsprospekt) has been or will be published in respect of the sale of the notes and that it will comply with the Securities Selling Prospectus Act (the "SSPA") of the Federal Republic of Germany (Wertpapier-Verkaufsprospektgesetz). In particular, each underwriter has undertaken not to engage in a public offering (offentliche Anbieten) in the Federal Republic of Germany with respect to any notes otherwise than in accordance with the SSPA and any other act replacing or supplementing the SSPA and all other applicable laws and regulations;

              - the notes are being issued and sold outside the Republic of France and that, in connection with their initial distribution, it has not offered or sold and will not offer or sell, directly or indirectly, any notes to the public in the Republic of France, and that it has not distributed and will not distribute or cause to be distributed to the public in the Republic of France this prospectus supplement, the accompanying prospectus or any other offering material relating to the notes; and

              - it and each of its affiliates have not offered or sold, and will not offer or sell, the notes by means of any document to persons in Hong Kong other than persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent or otherwise in circumstances which do not constitute an offer to the public within the meaning of the Hong Kong Companies Ordinance (Chapter 32 of the Laws of Hong Kong).

              Marcy Engel, Esq., is counsel to the Company. Cleary, Gottlieb, Steen & Hamilton is counsel to the Underwriters. Cleary, Gottlieb, Steen & Hamilton is special tax counsel to the Company.

              Please accept this offer no later than 9:00 p.m. on January 30, 2001, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:



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              "We hereby accept your offer, set forth in the Terms Agreement, dated January 30, 2001, to purchase the Securities on the terms set forth therein."

                                        Very truly yours,


                                        SALOMON SMITH BARNEY INC.

                                        ABN AMRO INCORPORATED

                                        BANC OF AMERICA SECURITIES LLC

                                        BANC ONE CAPITAL MARKETS, INC.

                                        BEAR, STEARNS & CO. INC.

                                        BLAYLOCK & PARTNERS, L.P.

                                        CHASE SECURITIES INC.

                                        FIRST UNION SECURITIES, INC.

                                        McDONALD INVESTMENTS INC., A
                                          KEYCORP COMPANY

                                        MERRILL LYNCH, PIERCE, FENNER
                                          & SMITH INCORPORATED

                                        UTENDAHL CAPITAL PARTNERS, L.P.



                                        By SALOMON SMITH BARNEY INC.


                                        By:  /s/  Charles Fendig
                                           -----------------------------------
                                           Name:  Charles Fendig
                                           Title: Director


    ACCEPTED:

    SALOMON SMITH BARNEY HOLDINGS INC.



    By:  /s/  Mark I. Kleinman
       ---------------------------------------------
       Name:  Mark I. Kleinman
       Title: Executive Vice President and Treasurer



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
Underwriters                                                    Principal Amount
------------                                                    ----------------
Salomon Smith Barney Inc.                                        $  875,000,000
ABN AMRO Incorporated                                                12,500,000
Banc of America Securities LLC                                       12,500,000
Banc One Capital Markets, Inc.                                       12,500,000
Bear, Stearns & Co. Inc.                                             12,500,000
Blaylock & Partners, L.P.                                            12,500,000
Chase Securities Inc.                                                12,500,000
First Union Securities, Inc.                                         12,500,000
McDonald Investments Inc., A KeyCorp Company                         12,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated                   12,500,000
Utendahl Capital Partners, L.P.                                      12,500,000
                                                                 --------------
                           Total                                 $1,000,000,000




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